Exhibit 99.1

Kilroy Realty Corporation Prices Offering of Common Shares

LOS ANGELES—(BUSINESS WIRE)—May 10, 2006—Kilroy Realty Corporation (NYSE:KRC) today announced that it has priced its public offering of 2,000,000 shares of its common stock at $69.50 per share. The offering is expected to close on May 12, 2006, subject to customary closing conditions. The underwriter has a 30-day option to purchase an additional 300,000 shares of common stock from the Company. All of the shares are being sold by the Company. Banc of America Securities LLC will act as the sole underwriter for the offering. Gross proceeds from the offering will be approximately $139.0 million. The Company intends to use the net proceeds from the offering to fund a portion of its development pipeline and for other general corporate purposes. Pending application of the net proceeds for the foregoing purposes, the Company intends to use all of the net proceeds to temporarily repay borrowings under its unsecured revolving credit facility. Borrowings under the revolving credit facility that are repaid with the net proceeds from this offering may be reborrowed, subject to customary conditions.

The common stock will be issued pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s common stock, nor shall there be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained from Banc of America Securities LLC, Capital Markets (Prospectus Fulfillment) by e-mail to dg.prospectus_distribution@bofasecurities.com or by mail to Banc of America Securities LLC, Capital Markets Operations, 100 West 33rd Street, 3rd Floor, New York, NY 10001.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the Company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Southern California.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations are set forth as risk factors in the Company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for the Company’s debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which it has a presence; and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond the Company’s ability to control or predict. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT:

Kilroy Realty Corporation

Richard E. Moran Jr., 310-481-8483

Tyler H. Rose, 310-481-8484

SOURCE:

Kilroy Realty Corporation

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Kilroy Realty Corp.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.